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                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-4 of our report dated December 11, 1998, relating to the combined financial statements of Courtesy Corporation and Affiliates, which appears in such Prospectus. We also consent to the references to us under the heading "Experts".


                                        /s/ ALTSCHULER, MELVOIN AND GLASSER LLP
                                        ---------------------------------------
                                        ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
September 28, 1999